Exhibit 4

BYE-LAWS OF

KOSMOS ENERGY LTD.

TABLE OF CONTENTS

	Interpretation

1.	Definitions	1

	Shares

2.	Power to Issue Shares	3
3.	Rights Attaching to Shares	4
4.	Power of the Company to Purchase its Shares	6
5.	Fractional Shares	6
6.	Calls on Unpaid Shares and Forfeiture of Shares	6

	Alteration of Share Capital

7.	Power to Alter Capital	8
8.	Variation of Rights Attaching to Shares	8

	Dividends and Capitalisation

9.	Dividends	8
10.	Method of Payment	9
11.	Capitalisation	10

	Meetings of Members

12.	Annual General Meetings	10
13.	Special General Meetings	10
14.	Notice	10
15.	Giving Notice	12
16.	Notice of Nominations and Member Business	12
17.	Postponement or Cancellation of General Meeting	16
18.	Electronic Participation and Security at General Meetings	16
19.	Quorum at General Meetings	17
20.	Organization	17
21.	Voting on Resolutions	17
22.	Power to Demand a Vote on a Poll	18
23.	Voting by Joint Holders of Shares	19
24.	Instrument of Proxy	20
25.	Representation of Corporate Member	21
26.	Adjournment of General Meeting	21
27.	Action by Written Resolutions Without a General Meeting	22
28.	Directors Attendance at General Meetings	23

	Directors and Officers

29.	Election of Directors	23
30.	Classes and Term of Office of Directors	24
31.	Removal of Directors	24
32.	Vacancy in the Office of Director	25
33.	Remuneration of Directors	25
34.	Defect in Appointment	26
35.	General Powers of Directors	26
36.	Conflicts of Interest	27
37.	Appointment of Officers	28
38.	Appointment of Secretary	28
39.	Duties of Officers	28
40.	Removal of Officers	28
41.	Register of Directors and Officers	28
42.	Indemnification and Exculpation of Directors and Officers	28

	Meetings of the Board of directors

43.	Board Meetings	31
44.	Notice of Board Meetings	31
45.	Quorum at Board Meetings; Manner of Acting	32
46.	Board to Continue in the Event of Vacancy	33
47.	Chairman to Preside	33
48.	Electronic Participation in Meetings	33
49.	Written Resolutions	33
50.	Validity of Prior Acts of the Board	33

	Corporate Records

51.	Minutes	33
52.	Place Where Corporate Records Kept	34
53.	Form and Use of Seal	34

	Accounts

54.	Books of Account	34
55.	Financial Year End	34

	Audits

56.	Annual Audit	35

i

57.	Appointment of Auditor	35
58.	Remuneration of Auditor	35
59.	Duties of Auditor	35
60.	Access to Records	35
61.	Financial Statements	35
62.	Distribution of Auditor’s Report	36
63.	Vacancy in the Office of Auditor	36

	Business Combinations

64.	Amalgamation	36
65.	Sales of All or Substantially All Assets	36

	Voluntary Winding-Up and Dissolution

66.	Winding-Up	37

	Corporate Opportunities

67.	Corporate Opportunities	37

	Changes to Constitution

68.	Changes to Bye-laws	39
69.	Discontinuance	39

	Registration Of Shares and Share Certificates

70.	Register of Members	40
71.	Registered Holder Absolute Owner	40
72.	Transfer and Transmission of Registered Shares	40
73.	Share Certificates	42

Annex A		44

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Kosmos Energy Ltd.

INTERPRETATION

1.                                      Definitions

1.1                               In these Bye-laws (other than Annex A hereto), the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981 as amended from time to time;

Blackstone

Blackstone Capital Partners (Cayman) IV L.P., Blackstone Capital Partners (Cayman) IV-A L.P., Blackstone Family Investment Partnership (Cayman) IV-A L.P., Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P., and Blackstone Participation Partnership (Cayman) IV L.P.;

Board

the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Chairman	the chairman of the Board;

Company	the company for which these Bye-laws are approved and confirmed, as the name of such company may be changed from time to time;

Effective Date

the first date on which Warburg Pincus and their affiliates and Blackstone and their affiliates no longer constitute a group that beneficially owns more than 50% of the outstanding voting power of the Company;

Member

each person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Officer	any person, including the Secretary, appointed by the Board to hold an office in the Company;

Register of Directors and Officers	the register of directors and Officers referred to in these Bye-laws;

Register of Members	the register of Members referred to in these Bye-laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Securities Exchange Act of 1934	the United States Securities Exchange Act of 1934, as amended from time to time, and any rules and regulations thereunder;

Secretary

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled; and

Warburg Pincus

Warburg Pincus International Partners, L.P., Warburg Pincus Netherlands International Partners I, C.V., WP-WPIP Investors, L.P., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I, C.V., WP-WP VIII Investors, L.P.

1.2                               In these Bye-laws, where not inconsistent with the context:

(a)                                  words denoting the plural number include the singular number and vice versa;

(b)                                 words denoting the masculine gender include the feminine and neuter genders;

(c)                                  words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)                                 the words:

(i)                                     “may” shall be construed as permissive; and

(ii)                                  “shall” shall be construed as imperative;

(e)                                  the word “include” and its cognates shall be deemed to be followed by “without limitation”; and

(f)                                    unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3                               For so long as any of Blackstone, Warburg Pincus or their respective affiliates have the right to designate at least one director pursuant to the provisions set forth in Annex A hereto, such provisions shall be incorporated into these Bye-laws as if set forth herein in full, and these Bye-laws shall be interpreted and applied in a manner consistent with the terms of Annex A.

1.4                               In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.5                               Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.                                      Power to Issue Shares

2.1                               Subject to these Bye-laws and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.

2.2                               Without limitation to the provisions of Bye-law 3, subject to the Act, any Preference Shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board.

3.                                      Rights Attaching to Shares

3.1                               At the date these Bye-laws are adopted, the share capital of the Company is divided into two classes: (i) 2,000,000,000 common shares of par value US$0.01 each (the “Common Shares”) and (ii) 200,000,000 preference shares of par value US$0.01 each (the “Preference Shares”).

3.2                               The holders of Common Shares shall, subject to these Bye-laws (including the rights attaching to any Preference Shares):

(a)                                  be entitled to one vote per share;

(b)                                 be entitled to such dividends and other distributions as the Board may from time to time declare;

(c)                                  in the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)                                 generally be entitled to enjoy all of the rights attaching to shares.

3.3                               The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series.  Such matters and the issuance of such Preference Shares and the amendment of the terms of any Preference Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares).

The authority of the Board with respect to each series shall include determination of the following:

(a)                                  the number of shares constituting that series and the distinctive designation of that series;

(b)                                 the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)                                  whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d)                                 whether that series shall have conversion or exchange privileges (including conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)                                  whether or not the shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, whether such shares are redeemable or repurchaseable at the option of the Company or of the holder of such shares, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)                                    whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)                                 the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)                                 the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series; and

(i)                                     any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

3.4                               Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes or other security shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

3.5                               At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

3.6                               All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

4.                                      Power of the Company to Purchase its Shares

4.1                               The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

4.2                               The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

5.                                      Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including the right to vote, to receive dividends and distributions and to participate in a winding-up.

6.                                      Calls on Unpaid Shares and Forfeiture of Shares

6.1                               The Board may make such calls as it thinks fit upon the Members in respect of any moneys unpaid on the shares allotted to or held by such Members, whether in respect of the par value of such shares or the premium on such shares (such shares being referred to in these Bye-laws as “unpaid shares”), and not made payable at fixed times by the terms and conditions of issue and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment.  The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

6.2                               Any amount which by the terms of allotment of an unpaid share becomes payable upon issue or at any fixed date by the terms of issue shall for all the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

6.3                               The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

6.4                               The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up or become payable.

6.5                               If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call
Kosmos Energy Ltd. (the “Company”)

You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 20[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 20[ ], the day appointed for payment of such call.  You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 20[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [ ] day of [ ], 20[ ]

[Signature of Secretary] By Order of the Board

6.6                               If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

6.7                               A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

6.8                               The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed.  Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

ALTERATION OF SHARE CAPITAL

7.                                      Power to Alter Capital

7.1                               Without limiting the scope of Bye-law 11, the Company may, with the approval of the Board and, after the approval of the Board, the approval of Members by a resolution of the Members passed in accordance with Bye-law 21 or 27, as applicable, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its authorized share capital in any manner permitted by the Act.

7.2                               Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

8.                                      Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the approval of the Board and, after the approval of the Board, the consent in writing of the holders of a majority of the issued and outstanding shares of that class or with the sanction of a resolution passed by a majority of the issued and outstanding shares of the class at a separate general meeting of the holders of the shares of the class.  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

9.                                      Dividends

9.1                               The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

9.2                               The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.  No unpaid distribution shall bear interest as against the Company.

9.3                               Except as otherwise provided in these Bye-laws, in order that the Company may determine the Members entitled to receive payment of any dividend or other distribution or allotment of any rights or the Members entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining Members for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

9.4                               Notwithstanding Bye-law 9.1 and 9.2, if there are any unpaid shares issued and outstanding, the Company may pay dividends and other distributions (in cash or in specie) in proportion to the amounts paid up on each share.

9.5                               The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

10.                               Method of Payment

10.1                        The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls on unpaid shares or otherwise.

10.2                        Any dividend and or other moneys payable in respect of a share which has remained unclaimed for 6 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company.  The payment of any unclaimed dividend or other moneys payable in respect of a share may be paid by the Company into an account separate from the Company’s own account.  Such payment shall not constitute the Company a trustee in respect thereof.

10.3                        The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address.  The entitlement conferred on the Company by this Bye-law 10.3 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

11.                               Capitalisation

11.1                        The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid up bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

11.2                        The Board may capitalise any amount at the time standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up, in whole or in part, any unpaid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

12.                               Annual General Meetings

The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the Board shall appoint.

13.                               Special General Meetings

13.1                        A special general meeting may be convened by the Chairman or the Board whenever in their judgment such a meeting is necessary.

13.2                        The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.  Such requisition must state the purposes of the meeting, and must be signed by the requisitionists and deposited at the registered office of the Company, and may consist of several documents in like form each signed by one or more requisitionists.

13.3                        A special general meeting shall be held at such date, time and place as may be fixed by the Board in accordance with these Bye-laws.  Business conducted at a special general meeting shall be limited to the purposes stated in the notice.

14.                              Notice

14.1                        A written notice of a general meeting shall be given which shall state the place, date and hour of the general meeting, the means of remote communications, if any, by which Members and proxy holders may be deemed to be present in person and vote at such general meeting, the record date for determining Members entitled to vote at such general meeting, if such record date is different from the record date for determining Members entitled to notice of the general meeting, and, in the case of a special general meeting, the purpose or purposes for which the general meeting is called.  Unless otherwise provided in these Bye-laws, such notice shall be given not less than 10 nor more than 60 days before the date of the general meeting to each Member of record entitled to notice of such general meeting.

14.2                        In order that the Company may determine the Members entitled to notice of and to vote at any general meeting or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such general meeting.  If the Board so fixes a record date for notice of any general meeting of Members, such date shall also be the record date for determining the Members entitled to vote at such general meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the general meeting shall be the date for making such determination.  If no record date is fixed by the Board, the record date for determining Members entitled to notice of and to vote at a general meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the general meeting is held.  A determination of Members of record entitled to notice of or to vote at a general meeting shall apply to any adjournment of the general meeting; provided that the Board may fix a new record date for determination of Members entitled to vote at the adjourned general meeting and in such case shall also fix as the record date for determining Members entitled to notice of such general meeting the same or an earlier date as that fixed for determination of Members entitled to vote at such adjourned general meeting in accordance with these Bye-laws.

14.3                        A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; or (ii) by a majority in number of the Members having the right to attend and vote at the general meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

14.4                        The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that general meeting.

15.                               Giving Notice

15.1                        A notice may be given by the Company to a Member:

(a)                                  by delivering it to such Member in person; or

(b)                                 by sending it by letter mail or courier to such Member’s address in the Register of Members; or

(c)                                  by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose; or

(d)                                 by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website.

15.2                        Any notice delivered in accordance with Bye-law 15.1(a), (b) or (c) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by electronic means.  Any notice delivered in accordance with Bye-law 15.1(d) shall be deemed to have been delivered at the time when the requirements of the Act in that regard have been met.

16.                               Notice of Nominations and Member Business

16.1                        Annual General Meetings

(a)                                  Nominations of persons for election to the Board or the proposal of other business to be transacted by the Members may be made at an annual general meeting only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) subject to any applicable law, by Members of record at the time of giving of notice as provided for in this Bye-law 16.1 and who comply with the notice procedures set forth in this Bye-law 16.1.

(b)                                 For nominations or other business to be properly brought before an annual general meeting by a Member pursuant to clause (C) of Bye-law 16.1(a), the Member must have given timely notice thereof in writing to the Secretary and any such proposed business must constitute a proper matter for Member action.  To be timely, a Member’s notice shall be delivered to or mailed and received by the Secretary at the registered office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting; provided, that in the event that the date of the annual general meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date then to be timely such notice must be received at the registered office of the Company no earlier than 120 days prior to such annual general meeting and no later than the later of 70 days prior to the date of the general meeting or the 10th day following the day on which public announcement of the date of the general meeting was first made by the Company.  In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a Member’s notice as described above.  For purposes of Bye-laws 16.1(b) and 16.2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or any comparable news service in the United States or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934.

(c)                                  A Member’s notice to the Secretary shall set forth (A) as to each person whom the Member proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) as to any other business that the Member proposes to bring before the general meeting, a brief description of the business desired to be brought before the general meeting, the text of the proposal or business, the reasons for conducting such business at the general meeting and any material interest in such business of such Member and the beneficial owner, if any, on whose behalf the proposal is made, and (C) as to the Member giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(i)                                     the name and address of such Member (as they appear in the Register of Members) and any such beneficial owner;

(ii)                                  the class or series and number of shares of the Company which are held of record or are beneficially owned by such Member and by any such beneficial owner;

(iii)                               a description of any agreement, arrangement or understanding between or among such Member and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(iv)                              a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, share appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Member or any such beneficial owner or any such nominee with respect to the Company’s securities (a “Derivative Instrument”);

(v)                                 to the extent not disclosed pursuant to clause (iv) above, the principal amount of any indebtedness of the Company or any of its subsidiaries beneficially owned by such Member or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such Member or such beneficial owner relating to the value or payment of any indebtedness of the Company or any such subsidiary;

(vi)                              a representation that the Member is a holder of record of shares of the Company entitled to vote at such general meeting and intends to appear in person or by proxy at the general meeting to bring such nomination or other business before the general meeting; and

(vii)                           a representation as to whether such Member or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding shares required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from Members in support of such proposal or nomination.

(d)                                 If requested by the Company, the information required under clauses (ii), (iii), (iv) and (v) of Bye-law 16.1(c) shall be supplemented by such Member and any such beneficial owner not later than 10 days after the record date for notice of the general meeting to disclose such information as of such record date.

(e)                                  Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Bye-law 16.1 other than a nomination shall be deemed satisfied by a Member if such Member has submitted a proposal to the Company in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934 and such Member’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the general meeting.

16.2                        Special General Meetings

(a)                                  Only such business shall be conducted at a special general meeting as shall have been brought before the general meeting in accordance with the Company’s notice of meeting pursuant to Bye-laws 14 and 15.

(b)                                 Nominations of persons for election to the Board at a special general meeting may be made (i) by or at the direction of the Board or (ii) provided that the Board has determined that Members may nominate persons for election to the Board at such general meeting, by any Member of the Company who is a Member of record at the time of giving of notice provided for in this Bye-law 16.2(b), who shall be entitled to vote at the general meeting and who complies with the notice procedures set forth in this Bye-law 16.

(c)                                  For nominations to be properly brought before a special general meeting by a Member pursuant to this Bye-law 16.2(b)(ii), the Member must have given timely notice thereof in writing to the Secretary.  To be timely, a Member’s notice shall be delivered to or mailed and received at the registered office of the Company (A) not earlier than 120 days prior to the date of the special general meeting nor (B) later than the later of 90 days prior to the date of the special general meeting or the 10th day following the day on which public announcement of the date of the special general meeting was first made.

(d)                                 A Member’s notice to the Secretary, including any notice of requisition pursuant to Bye-law 13.2, shall comply with the notice requirements of Bye-law 16.1(c) and (d).

16.3                        General

(a)                                  At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary the information that is required to be set forth in a Member’s notice of nomination pursuant to Bye-law 16.1(c).

(b)                                 Subject to the provisions of Annex A, no person shall be eligible to be nominated by a Member to serve as a director of the Company unless nominated in accordance with the procedures set forth in this Bye-law 16.

(c)                                  The chairman of the general meeting shall, if the facts warrant, determine and declare to the general meeting that a nomination was not made in accordance with the procedures prescribed by these Bye-laws or that business was not properly brought before the general meeting, and if he should so determine and declare, the defective nomination shall be disregarded or such business shall not be transacted, as the case may be.

(d)                                 Notwithstanding the foregoing provisions of this Bye-law 16, unless otherwise required by the Act, if the Member (or a qualified representative of the Member) does not appear at the annual or special general meeting to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Company.  For purposes of this Bye-law 16.3, to be considered a qualified representative of the Member, a person must be a duly authorized officer, manager or partner of such Member or must be authorized by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the general meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the general meeting.

16.4                        Without limiting the foregoing provisions of this Bye-law 16, a Member shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Bye-law 16; provided, that any references in these Bye-laws to the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Bye-law, and compliance with Bye-law 16.1 or 16.2 shall be the exclusive means for a Member to make nominations or submit other business (other than as provided in Bye-law 16.1(e)).

17.                               Postponement or Cancellation of General Meeting

The Chairman may, and the Secretary on instruction from the Chairman shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a general meeting requisitioned under Bye-law 13.2) provided that notice of postponement or cancellation is given to each Member before the time for such general meeting.  Fresh notice of the date, time and place for the postponed or cancelled general meeting shall be given to the Members in accordance with these Bye-laws.

18.                               Electronic Participation and Security at General Meetings

18.1                        Members may participate in any general meeting by such telephonic, electronic or other communications facilities or means determined by the chairman of such general meeting as may permit all persons participating in the general meeting to communicate with each other simultaneously and instantaneously in accordance with applicable law, and participation in such a general meeting shall constitute presence in person at such general meeting.

18.2                        The Board may, and at any general meeting the chairman of such general meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting, including requirements for evidence of identity to be produced by those attending the general meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place.  The Board and, at any general meeting, the chairman of such general meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

19.                               Quorum at General Meetings

19.1                        At any general meeting the presence at the start of the general meeting of two or more persons representing in person or by proxy a majority of the issued and outstanding shares in the Company entitled to vote at such general meeting shall constitute a quorum for the transaction of business.

19.2                        If within half an hour (or such longer time as the chairman of the general meeting may determine to wait) from the time appointed for the general meeting, a quorum is not present, then, in the case of a general meeting convened on a requisition under Bye-law 13.2, the general meeting shall be deemed cancelled, and, in any other case, the general meeting shall be postponed to such time and place as the chairman may determine, without notice other than announcement at the general meeting, until a quorum shall be present.  At such postponed general meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the general meeting as originally notified.

20.                               Organization

20.1                        At each general meeting, the Chairman, if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, such director or officer designated by the vote of the majority of the directors present at such general meeting, shall act as chairman of the general meeting.  The Secretary (or in the Secretary’s absence or inability to act, the person whom the chairman of the general meeting shall appoint as a secretary of the general meeting) shall act as secretary of the general meeting and keep the minutes thereof.

20.2                        The order of business at all general meetings shall be as determined by the chairman of the general meeting.

21.                               Voting on Resolutions

21.1                        Unless otherwise provided in these Bye-laws and subject to the Act, all matters presented at a general meeting other than the election of directors shall be decided by the affirmative vote of the majority of the votes cast at a general meeting at which a quorum is present.

21.2                        In determining the number of votes cast for or against a resolution (or election of a director), any shares abstaining from voting will not be treated as a vote cast.  Each Member entitled to vote may cast a vote at a general meeting unless such Member has not paid all the calls on all shares held by such Member.

21.3                        In the event that a Member participates in a general meeting by telephone, electronic or other communications facilities or means, the chairman of the general meeting shall direct the manner in which such Member may cast his vote.

21.4                        At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the general meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

21.5                        At any general meeting, a resolution put to the vote of the general meeting shall be voted upon either by a show of hands or by a count of votes, as determined by the chairman of the general meeting. Subject to these Bye-laws and any rights or restrictions for the time being lawfully attached to any class of shares, if any resolution is being voted upon by a show of hands, every Member present in person and every person holding a valid proxy at such general meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

21.6                        At any general meeting, a declaration by the chairman of the general meeting that a question proposed for consideration has, on a show of hands or a count of votes, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

22.                               Power to Demand a Vote on a Poll

22.1                        Notwithstanding the foregoing, a poll may be demanded with respect to any resolution put to the vote of a general meeting by any of the following persons:

(a)                                  the chairman of such general meeting; or

(b)                                 at least three Members present in person or represented by proxy; or

(c)                                  any Member or Members present in person or represented by proxy holding not less than one-tenth of the total voting rights of all the Members having the right to vote at such general meeting; or

(d)                                 any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

22.2                        Where a poll is demanded, subject to any rights or restrictions attached to any class of shares, every person present at such general meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy.  Such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communications facilities or means, in such manner as the chairman of the general meeting may direct, and the result of such poll shall be deemed to be the resolution of the general meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.  A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

22.3                        A poll demanded for the purpose of electing a chairman of the general meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such general meeting as the chairman (or acting chairman) of the general meeting may direct.  Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

22.4                        Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper (or such other means as the chairman of the general meeting may determine) on which such person shall record his vote in such manner as shall be determined at the general meeting having regard to the nature of the question on which the vote is taken.  Each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy.  Each person present by telephone, electronic or other communications facilities or means shall cast his vote in such manner as the chairman of the general meeting shall direct.  At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee appointed by the chairman of the general meeting for the purpose.  The result of the poll shall be declared by the chairman of the general meeting.

23.                               Voting by Joint Holders of Shares

In the case of joint holders of shares, the vote of the most senior joint holder of such shares who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

24.                               Instrument of Proxy

24.1                        Each Member entitled to vote at a general meeting may authorize another person or persons to act for such Member by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.

24.2                        Without limiting the manner in which a Member may authorize another person or persons to act for such Member as proxy, the following shall constitute a valid means by which a Member may grant such authority:

(a)                                  a Member may appoint a person or persons to act for such Member as proxy pursuant to an instrument in writing.  Execution may be accomplished by the Member or such Member’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including by facsimile signature.

(b)                                 a Member may authorize another person or persons to act for such Member as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized the Member.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Bye-law 24.2 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

24.3                        The appointment of a proxy pursuant to this Bye-law 24 must be received by the Company at the registered office or at such other place or in such manner and by such time as is specified in the notice convening the general meeting, or as otherwise specified by the Company in connection with such general meeting at which, or with respect to which the person named in the appointment proposes to vote, and an appointment of proxy which is not so received shall be invalid.

24.4                        A vote given in accordance with the terms of an instrument of proxy or authorization shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the registered office (or such other place as may be specified for the delivery of instruments of proxy or authorization in the notice convening the general meeting or other documents sent therewith) at least one hour before the commencement of the general meeting or adjourned general meeting, or the taking of the poll, at which the instrument of proxy or authorization is used.

24.5                        A Member may appoint a standing proxy by serving on the Company at the registered office, or at such place or places as the Board may otherwise specify for the purpose, a proxy. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof, until notice of revocation is received at the registered office or at such place or places as the Board may otherwise specify for the purpose; provided, that no proxy shall be valid for more than 3 years unless such proxy expressly provides for a longer period.  Where a standing proxy exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative.  The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

24.6                        The decision of the chairman of any general meeting as to the validity of any appointment of a proxy pursuant to this Bye-law 24 shall be final.

25.                               Representation of Corporate Member

25.1                        A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

25.2                        Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

26.                               Adjournment of General Meeting

26.1                        The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the general meeting.

26.2                        In addition, the chairman may adjourn the general meeting to another time and place without such consent or direction if it appears to him that:

(a)                                  it is likely to be impracticable to hold or continue that general meeting because of the number of Members wishing to attend who are not present; or

(b)                                 the unruly conduct of persons attending the general meeting prevents, or is likely to prevent, the orderly continuation of the business of the general meeting; or

(c)                                  an adjournment is otherwise necessary so that the business of the general meeting may be properly conducted.

26.3                        Unless these Bye-laws otherwise require, when a general meeting is adjourned to another time or place, notice need not be given of the adjourned general meeting if the date, time, place and the means of remote communications, if any, by which Members and proxy holders may be deemed to be present in person and vote at such general meeting are announced at the general meeting at which the adjournment is taken.  At the adjourned general meeting, the Company may transact any business which might have been transacted at the original general meeting.  If the date, time, place and means of remote communications, if any, are not announced at the general meeting at which the adjournment is taken, the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned general meeting, a notice of the adjourned general meeting shall be given to each Member of record entitled to notice of such adjourned general meeting.

27.                               Action by Written Resolutions Without a General Meeting

27.1                        Subject to these Bye-laws anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting be done by written resolution in accordance with this Bye-law.

27.2                        Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon.  The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

27.3                        A written resolution is passed when it is signed by, or in the case of a Member that is a corporation on behalf of, the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

27.4                        A resolution in writing may be signed by any number of counterparts.

27.5                        A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

27.6                        A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

27.7                        This Bye-law shall not apply to:

(a)                                  a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)                                 a resolution passed for the purpose of removing a Director before the expiration of his term of office.

27.8                        For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

27.9                        This Bye-law 27 shall no longer apply or have effect from and after the Effective Date, and from and after the Effective Date no resolution of the Company may be adopted by written resolution.

28.                               Directors Attendance at General Meetings

The directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

29.                               Election of Directors

The Board shall consist of not less than 5 directors nor more than 15 directors, with the exact number of directors to be determined from time to time by the Board by resolution adopted by the affirmative vote of a majority of the entire Board.  Directors need not be Members.

29.1                        Only persons who are proposed or nominated in accordance with Bye-law 16 shall be eligible for election as directors, and the persons (up to the number of directors to be elected) receiving the most votes shall be elected as directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such directors.  There shall be no cumulative voting in the election of directors.

29.2                        Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s office is vacated pursuant to Bye-Law 32.1, and, in the case the Board is classified in accordance with Bye-law 30.2, for a term that shall coincide with the term of the class to which such director shall have been elected.

30.                               Classes and Term of Office of Directors

30.1                        Until the Effective Date, subject to Bye-law 32.2, all directors will be elected annually at the annual general meeting.

30.2                        From and after the Effective Date, the directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class of directors shall consist, as nearly as possible, of one third of the total number of directors constituting the entire Board.  The Board is hereby authorized to assign members of the Board in office at the Effective Date to such classes.  Each director shall serve for a term ending on the date of the third annual general meeting next following the annual general meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the first annual general meeting following the Effective Date, directors initially designated as Class II directors shall serve for a term ending on the second annual general meeting following the Effective Date, and directors initially designated as Class III directors shall serve for a term ending on the date of the third annual general meeting following the Effective Date.

30.3                        If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.  In no case shall a decrease in the number of directors shorten the term of any director then in office.

31.                               Removal of Directors

31.1                        Until the Effective Date, any director may be removed from office, with or without cause, by the affirmative vote of Members holding not less than a majority of the shares then entitled to vote generally in the election of directors, voting together as a single class.

31.2                        From and after the Effective Date, no director may be removed from office by the Members except for cause with the affirmative vote of Members holding not less than a majority of the shares then entitled to vote generally in the election of directors, voting together as a single class.

31.3                        For purposes of this Bye-law 31, “cause” shall mean (a) conviction of a felony or comparable criminal offence involving fraud, or (b) willful misconduct that results in material injury (monetary or otherwise) to the Company and its subsidiaries taken as a whole.

31.4                        A notice of any general meeting convened for the purpose of removing a director shall contain a statement of the intention so to do and be served on such director not less than 14 days before the meeting and at such meeting the director shall be entitled to be heard on the motion for such director’s removal.

32.                               Vacancy in the Office of Director

32.1                        The office of a director shall be vacated if the director:

(a)                                  is removed from office pursuant to Bye-law 31 or is prohibited from being a director by law;

(b)                                 is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)                                  is or becomes of unsound mind or dies; or

(d)                                 resigns his office by notice to the Company.

32.2                        Vacated offices shall be filled as follows:

(a)                                  Vacancies on the Board occurring pursuant to Bye-law 32.1 or as a result of an increase in the size of the Board may be filled by the Board or, if there are not enough directors then in office to constitute a quorum, by the Members in general meeting.

(b)                                 At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

(c)                                  When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

(d)                                 Each director appointed to fill a vacancy as provided in this Bye-law 32 shall hold office as provided in Bye-law 29.2.

33.                               Remuneration of Directors

The remuneration (if any) of the directors shall be determined by the Board.  The directors may also be paid all travel, hotel and other reasonable out-of-pocket expenses properly incurred by them in attending and returning from the meetings of the Board or any committee appointed by the Board, general meetings of Members, or in connection with the business of the Company or their duties as directors generally.

34.                               Defect in Appointment

All acts done in good faith by the Board, any director, a member of a committee appointed by the Board, any person to whom the Board intended to delegate any of its powers shall, or any person acting as a director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director or act in the relevant capacity.

35.                               General Powers of Directors

35.1                        The business and affairs of the Company shall be managed by or under the direction of the Board.  The Board shall have all such powers to act on behalf of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

35.2                        The Board may:

(a)                                  appoint one or more persons to the office of chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(b)                                 appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(c)                                  appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(d)                                 delegate any of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist partly or entirely of non-directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(e)                                  delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(f)                                    by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the

Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(g)                                 authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company;

(h)                                 exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(i)                                     procure that the Company pays all expenses incurred in promoting and incorporating the Company and listing the shares of the Company;

(j)                                     in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)                                  present any petition and make any application in connection with the liquidation or reorganisation of the Company.

36.                               Conflicts of Interest

36.1                        Any director, or any director’s firm, partner or any company with whom any director is associated, may act in any capacity for, be employed by or render services to the Company and such director or such director’s firm, partner or company shall be entitled to remuneration as if such director were not a director.  Nothing herein contained shall authorise a director or director’s firm, partner or company to act as auditor to the Company.  A director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

36.2                        Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum for such meeting.

37.                               Appointment of Officers

The Board may appoint a chief executive officer and may appoint such additional officers of the Company (who may or may not be directors) as the Board may determine from time to time, and each such officer shall constitute an “Officer” for purposes of these Bye-laws.  Each Officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.  The remuneration of all Officers shall be fixed by or at the direction of the Board.  Any vacancy in the office of any Officer shall be filled in such manner as the Board shall determine.

38.                               Appointment of Secretary

The Secretary shall be appointed by the Board from time to time.

39.                               Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

40.                               Removal of Officers

Any Officer may be removed, with or without cause, at any time, by resolution adopted by the Board.

41.                               Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

42.                               Indemnification and Exculpation of Directors and Officers

42.1                        Each Member and the Company agree to waive any claim or right of action the Company or such Member might have, whether individually or by or in the right of the Company, against any director, Officer or the Resident Representative on account of any action taken by such person, or the failure of such person to take any action in the performance of his duties with or for the Company or any subsidiary thereof; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty that is proved or has been proved against such person in a court of competent jurisdiction in a final judgment or decree not subject to appeal.

42.2                        The directors, Officers, any person appointed to any committee by the Board in accordance with these Bye-laws and the Resident Representative for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof, and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless to the fullest extent authorized by applicable law out of the assets of the Company from and against all actions, costs, charges, losses, damages, expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty that is proved or has been proved against such person in a court of competent jurisdiction in a final judgment or decree not subject to appeal.

42.3                        The right to indemnification conferred in this Bye-law 42 shall also include the right to be paid by the Company the costs, charges and expenses (including reasonable attorneys’ fees) incurred by the director, Officer, person appointed to a committee by the Board or Resident Representative in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding to the fullest extent authorized by applicable law; provided that any person receiving such advance undertakes to repay and will repay all such amounts advanced if any allegation of fraud or dishonesty is proved or has been proved against such person in a court of competent jurisdiction in a final judgment or decree not subject to appeal.  The right to indemnification conferred in this Bye-law 42 shall be a contract right.

42.4                        Notwithstanding the foregoing, the Company shall not be obliged to indemnify or advance any costs, charges and expenses to any person with respect to any civil, criminal, administrative or investigative action, suit or proceeding (or part thereof) initiated or prosecuted by such person (other than a proceeding to enforce the rights granted under this Bye-law 42) unless the Board approved the initiation of such proceeding (or part thereof).

42.5                        The Company may, by resolution of the Board, provide rights to indemnification and to advancement of costs, charges and expenses to such other employees and agents of the Company to such extent and to such effect as the Board shall determine to be appropriate.

42.6                        The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Company would have had the power to indemnify such person against any such liability, or indemnifying such person in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the person may be guilty in relation to the Company or any subsidiary thereof.

42.7                        The indemnification obligation of the Company under this Bye-law 42 to indemnify or advance expenses to directors, Officers, any person appointed to any committee by the Board in accordance with these Bye-laws and the Resident Representative (such person, an “Indemnified Person”) shall be the primary source of indemnification and advancement of expenses of such Indemnified Person and any obligation on the part of Blackstone or its affiliates or Warburg Pincus or its affiliates to indemnify or advance expenses to such Indemnified Person under any indemnification agreement with such Indemnified Person shall be secondary to the Company’s indemnification obligation and shall be reduced by any amount that the Indemnified Person may collect as indemnification or advance expenses from the Company. In the event that the Company fails to indemnify or advance expenses to an Indemnified Person as required or contemplated by this Bye-law 42 (such amounts, the “Unpaid Indemnity Amounts”) and Blackstone or its affiliates or Warburg Pincus or its affiliates makes any payment to such Indemnified Person in respect of indemnification or advancement of expenses under any indemnification agreement with such Indemnified Person on account of such Unpaid Indemnity Amounts, Blackstone or its affiliates or Warburg Pincus or its affiliates, as applicable, shall, to the fullest extent permitted by applicable law, be subrogated to the rights of such Indemnified Person under this Bye-law 42 in respect of such Unpaid Indemnity Amounts. To the fullest extent permitted by applicable law, the Company’s obligation to indemnify the Indemnified Person shall include any amounts reasonably expended by Blackstone or its affiliates or Warburg Pincus or its affiliates under any indemnification agreements with such Indemnified Person in respect of indemnification or advancement of expenses to any Indemnified Person in connection with litigation or other proceedings involving his or her service as an Indemnified Person to the extent such amounts reasonably expended by Blackstone or its affiliates or Warburg Pincus or its affiliates, as applicable, are on account of any Unpaid Indemnity Amounts.

42.8                        The rights and authority conferred in this Bye-law 42 shall continue as to a person who has ceased to be a director or Officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

42.9                        The rights and authority conferred in this Bye-law 42 shall not be exclusive of any other rights to which those seeking exculpation, indemnification or advancement of expenses may be entitled under any agreement, Bye-law, vote of the Board or otherwise.

42.10                 Neither the amendment nor repeal of this Bye-law 42, nor the adoption of any provision of these Bye-laws, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

42.11                 If this Bye-law 42 or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each director or Officer of the Company, former director or Officer of the Company or person serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any civil, criminal, administrative or investigative action, suit or proceeding to the fullest extent permitted by any applicable portion of this Bye-law 42 that shall not have been invalidated, provided that any such indemnity shall not extend to any matter in respect of any fraud or dishonesty that is proved or has been proved against such person in a court of competent jurisdiction in a final judgment or decree not subject to appeal.

42.12                 Any person or entity purchasing or otherwise acquiring any interest in any securities of the Company shall be deemed to have notice of and to have consented to the provisions of this Bye-law 42.

MEETINGS OF THE BOARD OF DIRECTORS

43.                               Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit, in accordance with these Bye-laws.  The Board shall hold its meetings at such place and at such time as may be determined from time to time by the Board (or the Chairman in the absence of a determination by the Board).

44.                              Notice of Board Meetings

Meetings of the Board may be called by the Chairman or the chief executive officer and shall be called by the Secretary on the written request of at least two directors.  Notice of meetings of the Board shall be given to each director either verbally (including in person or by telephone) or otherwise communicated or sent to such director by post, electronic means or other mode of representing words in a visible form at such director’s last known address or in any other manner permitted by the Act and these Bye-laws or as otherwise agreed by the Board.

45.                               Quorum at Board Meetings; Manner of Acting

45.1                        Subject to Bye-law 45.2, the quorum necessary for the transaction of business at any meeting of the Board shall be a majority of the directors then in office.

45.2                        Notwithstanding Bye-law 45.1, for so long as Blackstone, Warburg Pincus and their respective affiliates collectively beneficially own more than twenty-five percent of the issued and outstanding shares and any of Blackstone, Warburg Pincus or their respective affiliates have the right to designate at least one director to the Board pursuant to Annex A, if at least one director designated to the Board by one of Blackstone or Warburg Pincus or their respective affiliates pursuant to Annex A is not present at a board meeting (unless such designated director waives his right to participate in such meeting), a quorum shall not be deemed to exist at such meeting and such meeting shall be postponed for at least 24 hours, and notice of such postponement shall be given to each director in a manner provided in Bye-law 44.  The quorum necessary for the transaction of business at such postponed meeting shall be a majority of the directors then in office, and the absence of any director, including any director designated by Blackstone or Warburg Pincus or any of their respective affiliates, from such postponed meeting shall not require a further postponement pursuant to this Bye-law 45.2.  Notwithstanding the foregoing, the provisions of this Bye-law 45.2 (i) shall not apply to (A) Board meetings that are conducted annually in connection with annual general meetings of Members and (B) Board meetings that are scheduled to occur regularly throughout the year and for which the dates are fixed by the Board in advance (provided that written notice of such meetings shall have been provided to each director not less than 24 hours nor more than 20 days in advance of such meeting), and (ii) shall cease to be of effect when either (A) Blackstone, Warburg Pincus and their respective affiliates collectively no longer beneficially own more than twenty-five percent of the issued and outstanding Common Shares or (B) neither Blackstone nor Warburg Pincus nor any of their respective affiliates is entitled to designate a director pursuant to Annex A.

45.3                        When a meeting is adjourned or postponed to another time or place (whether or not a quorum is present), notice need not be given of the adjourned or postponed meeting if the time and place thereof are announced at the meeting at which the adjournment or postponement is taken, unless such meeting is postponed pursuant to Bye-law 45.2.  At the applicable adjourned or postponed meeting, the Board may transact any business which might have been transacted at the original meeting.

45.4                        All matters put to a vote of the Board shall be decided by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present.

46.                               Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number required under applicable law as the quorum necessary for the transaction of business at meetings of the Board, the continuing directors or director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

47.                               Chairman to Preside

Unless otherwise agreed by a majority of the directors attending, the Chairman shall act as chairman at all meetings of the Board at which such person is present.  In their absence a chairman shall be appointed or elected by the directors present at the meeting.

48.                               Electronic Participation in Meetings

Members of the Board or any committee designated by the Board may participate in any meeting of the Board or such committee, as the case may be, by such telephonic, electronic or other communications facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

49.                               Written Resolutions

A resolution signed by all of the directors or by all of the members of a committee designated by the Board, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board or such committee, as the case may be, duly called and constituted, such resolution to be effective on the date on which the last director signs to the resolution.

50.                               Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

51.                               Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)                                  of all elections and appointments of Officers;

(b)                                 of the names of the directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)                                  of all resolutions and proceedings of general meetings, meetings of the Board, and meetings of committees appointed by the Board.

52.                               Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

53.                               Form and Use of Seal

53.1                        The Company may adopt a seal in such form as the Board may determine.  The Board may adopt one or more duplicate seals for use in or outside Bermuda.

53.2                        A seal may, but need not be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any director; or (ii) any Officer; or (iii) the Secretary; or (iv) any person authorized by the Board for that purpose

53.3                        A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

54.                               Books of Account

54.1                        The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)                                  all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)                                 all sales and purchases of goods by the Company; and

(c)                                  all assets and liabilities of the Company.

54.2                        Such records of account shall be kept at the registered office of the Company, or subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the directors during normal business hours.

55.                               Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

56.                               Annual Audit

Subject to any rights to waive laying of accounts or appointment of an auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

57.                               Appointment of Auditor

57.1                        Subject to the Act, the appointment of the auditor of the accounts of the Company for each fiscal year shall be submitted to the Members for their approval at the annual general meeting or at a subsequent general meeting.

57.2                        The auditor may be a Member but no director, officer or employee of the Company shall, during his continuance in office, be eligible to act as auditor of the Company.

58.                               Remuneration of Auditor

The remuneration of the auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine. In the case of an auditor appointed pursuant to Bye-law 63, the Board shall fix the remuneration of the auditor.

59.                               Duties of Auditor

59.1                        The financial statements provided for by these Bye-laws shall be audited by the auditor in accordance with generally accepted auditing standards.  The auditor shall make a written report thereon in accordance with generally accepted auditing standards.

59.2                        The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act.  If so, the financial statements and the report of the auditor shall identify the generally accepted auditing standards used.

60.                               Access to Records

The auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the auditor may call on the directors or officers for any information in their possession relating to the books or affairs of the Company.

61.                              Financial Statements

Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Members in a general meeting.  A resolution in writing made in accordance with Bye-law 27 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Members in a general meeting.

62.                               Distribution of Auditor’s Report

The report of the auditor shall be submitted to the Members in a general meeting.

63.                               Vacancy in the Office of Auditor

If the office of auditor becomes vacant for any reason, the vacancy thereby created shall be filled in accordance with the Act.

BUSINESS COMBINATIONS

64.                               Amalgamation

Any amalgamation of the Company with any other company, wherever incorporated, shall require the approval of:

(a)                                  the Board, by resolution adopted by a majority of the directors present at a meeting where a quorum is present or by unanimous consent in writing; and

(b)                                 after the approval of the Board, the Members, by a resolution adopted by Members holding a majority of the issued and outstanding shares, either in a general meeting or, if action by written consent is permitted under these Bye-laws, by written consent.

65.                               Sales of All or Substantially All Assets

For so long as any of Blackstone, Warburg Pincus or their respective affiliates continue to retain the right to designate at least one director to the Board pursuant to Annex A, any sale of all or substantially all assets of the Company and its subsidiaries on a consolidated basis shall require the approval of:

(a)                                  the Board, by resolution adopted by a majority of the directors (including at least one director designated by Blackstone if Blackstone is then entitled to designate a director pursuant to Annex A and at least one director designated by Warburg Pincus if Warburg Pincus is then entitled to designate a director pursuant to Annex A) voting at a meeting where a quorum is present or by unanimous consent in writing; or

(b)                                 (i) the Board, by resolution adopted by a majority of the directors voting at a meeting where a quorum is present or by unanimous consent in writing; and (ii) after the approval of the Board, the Members, by a resolution adopted by Members holding a majority of the outstanding shares entitled to vote, either in a general meeting or, if action by written consent is permitted under these Bye-laws, by written consent.

For the purposes of this Bye-law 65, a sale of “substantially all” assets shall mean a sale of assets of the Company and its subsidiaries on a consolidated basis, the fair market value of which, net of any liabilities transferred in such sale, constitutes sixty percent (60%) (but in the event that Warburg Pincus and Blackstone and their respective affiliates collectively beneficially own less than 25% of the outstanding voting power of the Company, seventy percent (70%)) or more of the fair market value of the total assets (net of all liabilities) of the Company.

VOLUNTARY WINDING-UP AND DISSOLUTION

66.                               Winding-Up

If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CORPORATE OPPORTUNITIES

67.                               Corporate Opportunities

67.1                        To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, waives and renounces any right, interest or expectancy of the Company and/or its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to or business opportunities of which any of Blackstone or Warburg Pincus or any of their respective officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries (other than the Company and its subsidiaries) (each, a “Specified Party”) gain knowledge, even if the opportunity is competitive with the business of the Company or its subsidiaries or one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty (statutory, fiduciary, contractual or otherwise) to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries for breach of any statutory, fiduciary, contractual or other duty, as a director or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present or communicate such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries.  Notwithstanding the foregoing, a Specified Party who is a director of the Company and who is offered a business opportunity for the Company or its subsidiaries in his or her capacity solely as a director of the Company (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Company, provided, however, that all of the protections of this Bye-law 67 shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including the ability of the Specified Parties to pursue or acquire such Directed Opportunity, directly or indirectly, or to direct such Directed Opportunity to another person.

67.2                        Neither the amendment nor repeal of this Bye-law 67, nor the adoption of any provision of these Bye-laws, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

67.3                        If any provision or provisions of this Bye-law 67 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Bye-law 67 (including each portion of any paragraph of this Bye-law 67 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Bye-law 67 (including each such portion of any paragraph of this Bye-law 67 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law.

67.4                        This Bye-law 67 shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Company under any agreement, these Bye-laws, vote of the Board, applicable law or otherwise.

67.5                        Any person or entity purchasing or otherwise acquiring any interest in any securities of the Company shall be deemed to have notice of and to have consented to the provisions of this Bye-law 67.

CHANGES TO CONSTITUTION

68.                               Changes to Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made until the same has been approved by:

(a)                                  the Board, by resolution adopted by a majority of the directors present at a meeting where a quorum is present or by unanimous consent in writing; and

(b)                                 after the approval of the Board, the Members, by a resolution adopted by Members holding a majority of the outstanding shares entitled to vote, either in a general meeting or, if action by written consent is permitted under these Bye-laws, by written consent.

69.                               Discontinuance

69.1                        For so long as any of Blackstone, Warburg Pincus or their respective affiliates have the right to designate at least one director to the Board pursuant to Annex A, the Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act at any time with the approval of:

(a)                                  the Board, by resolution adopted by a majority of the directors (including, for so long as any Member or group of Members is entitled to designate a director pursuant to Annex A, at least one director designated by each such Member or group of Members) voting at a meeting where a quorum is present or by unanimous consent in writing; or

(b)                                 (i) the Board, by resolution adopted by a majority of the directors voting at a meeting where a quorum is present or by unanimous consent in writing; and (ii) after the approval of the Board, the Members, by a resolution adopted by Members holding a majority of the outstanding shares entitled to vote, either in a general meeting or, if action by written consent is permitted under these Bye-laws, by written consent.

69.2                        After such time as none of Blackstone, Warburg Pincus or any of their respective affiliates have the right to designate directors to the Board pursuant to Annex A, the Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act by resolution adopted by a majority of the directors voting at a meeting where a quorum is present or by unanimous consent in writing.

REGISTRATION OF SHARES AND SHARE CERTIFICATES

70.                               Register of Members

70.1                        The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

70.2                        The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.  The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

71.                               Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

72.                               Transfer and Transmission of Registered Shares

72.1                        Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

72.2                        An instrument of transfer for shares which may not be transferred pursuant to Bye-law 72.1 shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares
Kosmos Energy Ltd. (the “Company”)

FOR VALUE RECEIVED……………….. [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [ ] day of [ ], 20[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

72.3                        Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid up share, the Board may accept the instrument signed by or on behalf of the transferor alone.  The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

72.4                        The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

72.5                        The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

72.6                        The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid up.  The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.  If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

72.7                        In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares.  Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons.  Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

72.8                        Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case, unless the shares may be transferred pursuant to Bye-law 72.1, the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

Kosmos Energy Ltd. (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 20[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

72.9                        On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member.  Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

72.10                 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

73.                               Share Certificates

73.1                        All certificates for share or loan capital or other securities of the Company shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the common seal of the Company (or a facsimile thereof) or bearing the signature (or facsimile thereof) of a director, Secretary or a person expressly authorised by the Board for that purpose. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates need not be autographic but may be printed thereon or affixed by mechanical means or that such certificates need not be signed by any persons, or may determine that a representation of the common seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on, any certificate ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

73.2                        The Company shall be under no obligation to complete and deliver a share certificate for any shares unless specifically called upon to do so by the person to whom the shares have been allotted.  In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

73.3                        If any share certificate shall be proved to the satisfaction of the Board to have been mutilated, lost or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost or destroyed certificate if it sees fit.

73.4                        Notwithstanding any provisions of these Bye-laws:

(a)                                  the directors shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)                                 unless otherwise determined by the directors and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

Annex A

1.1                               Definitions

In this Annex A, the following words and expressions shall have the following meanings, respectively:

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” means the Shareholders Agreement, dated as of [•] as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Blackstone Group” means Blackstone Capital Partners (Cayman) IV L.P., Blackstone Capital Partners (Cayman) IV-A L.P., Blackstone Family Investment Partnership (Cayman) IV-A L.P., Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P., and Blackstone Participation Partnership (Cayman) IV L.P. and their respective successors and Permitted Assigns.

“Bye-laws” means the bye-laws of the Company as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Board” means the board of directors of the Company.

“Class I Director” has the meaning set forth in Section 2.1(c) of this Annex A.

“Class II Director” has the meaning set forth in Section 2.1(c) of this Annex A.

“Class III Director” has the meaning set forth in Section 2.1(c) of this Annex A.

“Common Shares” means the common shares, par value US$0.01 per share, in the capital of the Company and any other shares of the Company into which such shares are reclassified or reconstituted.

“Company” means Kosmos Energy Ltd., an exempted company incorporated under the laws of Bermuda.

“Director” means any member of the Board.

“Exchange” means the New York Stock Exchange or such other stock exchange or securities market on which the Common Shares are listed or quoted.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Independent Director” means an “independent director” as such term is used in the listing requirements of the Exchange.

“Investor Designee” has the meaning set forth in Section 2.1(a) of this Annex A.

“Investor Group” means any of the Blackstone Group or the Warburg Group.

“Investor Parties” means each Investor Group, together with its Permitted Assigns.

“IPO” means the underwritten initial public offering of the Common Shares.

“IPO Date” means the date upon which the IPO is completed.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Permitted Assigns” means with respect to any of the Investor Parties, their respective Affiliates who are a Transferee of Common Shares (which are transferred other than pursuant to a widely distributed public sale) that agrees in writing to become party to, and be bound to the same extent as its transferor by the terms of, the Agreement, in customary form; provided, that upon such Transfer, such Permitted Assign shall be deemed to be the “Investor Party” hereto for all purposes herein.

“Total Number of Directors” means, as of any time of determination, the total number of Directors comprising the Board at such time.

“Transfer” (including its correlative meanings, “Transferor”, Transferee” and “Transferred”) means, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, charge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security.  When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Warburg Group” means Warburg Pincus International Partners, L.P., Warburg Pincus Netherlands International Partners I, C.V., WP-WPIP Investors, L.P., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I, C.V., WP-WP VIII Investors, L.P., and their respective successors and Permitted Assigns.

2.1                               Board of Directors

(a)                                  The members of the Board shall be nominated and elected in accordance with the Bye-laws and the provisions of this Annex A.  On the IPO Date, the Board shall consist of nine members, each of which shall be a “Director”.  As of the IPO Date, the initial Board shall be comprised of the following individuals:

John R. Kemp III

Brian F. Maxted

David I. Foley

Jeffrey A. Harris

David B. Krieger

Prakash A. Melwani

Adebayo O. Ogunlesi

Chris Tong

Christopher A. Wright

So long as the Board consists of nine Directors and subject to the remainder of this Section 2.1, (i) two such Directors shall be nominated by the Blackstone Group (which the Nominating and Corporate Governance Committee or similar committee of the Board shall nominate, and the entire Board shall recommend, for election by the Company’s shareholders at the next successive general meeting of shareholders), (ii) two such Directors shall be nominated by the Warburg Group (which the Nominating and Corporate Governance Committee or similar committee of the Board shall nominate, and the entire Board shall recommend, for election by the Company’s shareholders at the next successive general meeting of shareholders), (iii) one such Director shall be the then serving Chief Executive Officer of the Company, (iv) three such Directors shall be Independent Directors nominated by the Nominating and Corporate Governance Committee or similar committee (which the entire Board shall recommend for election by the Company’s shareholders at the next successive general meeting of shareholders), and (v) any other such Directors shall be nominated by the Nominating and Corporate Governance Committee or similar committee of the Board (which the entire Board shall recommend for election by the Company’s shareholders at the next successive general meeting of shareholders).  Each specified Investor Group nominee shall be referred to herein as an “Investor Designee”.

(b)                                 Notwithstanding anything herein to the contrary, following the IPO Date, each of (1) the Blackstone Group and/or their Permitted Assigns and (2) the Warburg Group and/or their Permitted Assigns, shall have the right, but not the obligation, to nominate to the Board a number of designees equal to:

(i)                                     two Directors (or if the size of the Board is increased, twenty-five percent of the Total Number of Directors, rounded to the nearest whole number (with one-half being rounded upward)), so long as (x) such Investor Group collectively beneficially owns twenty percent or more of the issued and outstanding Common Shares (that are eligible to vote at an annual general meeting of shareholders) and (y) such Investor Group (and/or its respective

Affiliates) collectively beneficially owns fifty percent or more of the Common Shares owned by such Investor Group immediately prior to the completion of the IPO; and

(ii)                                  one Director (or if the size of the Board is increased, twelve and one half percent of the Total Number of Directors, rounded to the nearest whole number (with one-half being rounded upward)), so long as such Investor Group collectively beneficially owns seven and one half percent or more of the issued and outstanding Common Shares (that are eligible to vote at an annual general meeting of shareholders) (in the case of this clause (ii), if such Investor Group is not entitled to nominate additional Directors);

provided, that the foregoing clauses (i) and (ii) shall not limit the number of individuals the Blackstone Group and/or their Permitted Assigns and the Warburg Group and/or their Permitted Assigns may nominate to the Board; provided further, that other than as otherwise set forth in this Section 2.1 (including this Section 2.1(b)) the Board shall have no obligation to nominate and recommend for election designees nominated by the Blackstone Group and/or their Permitted Assigns or the Warburg Group and/or their Permitted Assigns.

For purposes of calculating the number of Directors that the Blackstone Group and/or the Warburg Group (and/or their respective Permitted Assigns) are entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded to the nearest whole number (with one-half being rounded upward) and any such calculations shall be made on a pro forma basis, including, for the avoidance of doubt, taking into account any increase in the size of the Board.  In the event that the Blackstone Group and/or the Warburg Group (and/or their Permitted Assigns) has nominated less than the total number of designees such Investor Group (and/or their Permitted Assigns) shall be entitled to nominate pursuant to this Section 2.1(b), the Blackstone Group and/or the Warburg Group (and/or their Permitted Assigns) shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Directors shall take all necessary corporate action to (x) enable the Blackstone Group and Warburg Group (and/or their Permitted Assigns), as the case may be, to nominate such additional individuals, whether by increasing the size of the Board, subject to the maximum number of Directors set forth in Bye-law 29 of the Bye-laws, or otherwise and (y) to designate such additional individuals nominated by the Blackstone Group (and/or their Permitted Assigns) and/or the Warburg Group (and/or their Permitted Assigns) to fill such newly-created vacancies.  In the event, and each time, that the number of Directors whom the Blackstone Group and/or the Warburg Group (and/or their respective Permitted Assigns) has the right to nominate decreases by one pursuant to this Section 2.1(b), one of the Investor Designees of such Investor Group shall, unless the Board otherwise requests, resign immediately (and such Investor Group shall use its best efforts to obtain a resignation of one of its Investor Designees) or the Company shall use its best efforts to cause one Investor Designee of such Investor Group to resign (or be removed) from the Board and each committee thereof.

(c)                                  In accordance with the Bye-laws, from and after the date on which the Investor Parties (and/or their respective Affiliates) no longer constitute a group that beneficially owns more than fifty percent of the outstanding voting power of the Company (the “Classifying Date”), the Company shall cause the Directors to be, and the Directors shall be, divided into three classes designated Class I, Class II and Class III.  Each class of Directors shall consist, as nearly as possible, of one third of the total number of Directors constituting the entire Board.  The Board is hereby authorized to assign members of the Board in office at the Classifying Date to such classes.  Each Director shall serve for a term ending on the date of the third annual general meeting of shareholders next following the annual general meeting of shareholders at which such Director was elected, provided that Directors initially designated as Class I Directors (“Class I Directors”) shall serve for a term ending on the date of the first annual general meeting of shareholders following the Classifying Date, Directors initially designated as Class II Directors (“Class II Directors”) shall serve for a term ending on the second annual general meeting of shareholders following the Classifying Date, and Directors initially designated as Class III Directors (“Class III Directors”) shall serve for a term ending on the date of the third annual general meeting of shareholders following the Classifying Date.  The Investor Designees shall be allocated to the longest duration classes and, unless otherwise agreed by the Blackstone Group and the Warburg Group, the Investor Designees of each Investor Group shall be apportioned equitably within an applicable class as compared to the Investor Designees of the other Investor Group.

(d)                                 In the event that a vacancy is created at any time by the removal, bankruptcy, death, disability or resignation of any Director designated pursuant to this Section 2.1, the remaining Directors and the Company shall cause the vacancy created thereby to be filled, as soon as possible, (i) in the case of a vacancy created by an Investor Designee, by a new designee of the applicable Investor Group (and/or its Permitted Assigns) that had the right to designate such former Director, (ii) in the case of a vacancy created by the Chief Executive Officer and/or Independent Directors, so long as the Board shall consist of nine Directors, by a replacement Chief Executive Officer and/or Independent Director, as applicable, and (iii) in the case of any other vacancy, by a person nominated by the Nominating and Corporate Governance Committee, and in the case of each of clauses (i), (ii) and (iii), the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the filling of a vacancy pursuant to this Section 2.1(d).

(e)          Each Investor Group shall have the right to appoint an Observer to the Board; provided, however, an Investor Group shall cease to have the right to designate an Observer to the Board in the event that such Investor Group ceases to have the right to designate a Director pursuant to this Section 2.1.  Each Observer shall have the same obligation to keep confidential any information furnished to it in connection with its role as Observer as Directors have in regards to such information, whether such obligation is as a result of provisions in the Agreement, the Bye-laws or any other legal or regulatory requirement to which the Directors are subject.

(f)            At each general meeting of shareholders of the Company at which Directors of the Company are to be elected, the Company agrees to include in the slate of nominees recommended by the Board the persons designated pursuant to this Section 2.1 and to use its best efforts to cause the election of each such designee to the Board at each such meeting, including nominating such individuals to be elected as Directors as provided herein.

2.2                               Committees

As of the IPO Date, the Board has designated each of the following committees: a Nominating and Corporate Governance Committee, a Compensation Committee, an Audit and Risk Committee and a Health Safety and Environmental Committee.  As of the IPO Date, the Nominating and Corporate Governance Committee, Compensation Committee and Audit and Risk Committee shall be comprised of the persons identified in the section titled “MANAGEMENT — Committees of the Board of Directors” in the Company’s Form S-1/A filed with the U.S. Securities and Exchange Commission on March 21, 2011.  As of the IPO Date, the Health Safety and Environmental Committee will be comprised of the following people:

Christopher A. Wright, Chris Tong, Brian F. Maxted

Beginning with the annual general meeting of shareholders in 2012, or, in the event of a vacancy that arises prior to that date, and for so long as the Investor Parties (and/or their respective Affiliates) constitute a group that beneficially owns more than fifty percent of the outstanding voting power of the Company, and subject to applicable Law and Exchange governance standards, (x) the Investor Groups, by mutual agreement, shall have the right, but not the obligation, to designate members (who shall be their director designees) to board committees as follows: (i) 50% of the members of any Nominating and Corporate Governance Committee or similar committee of the Board, (ii) a majority of the members of any Compensation Committee or similar committee of the Board and (iii) one member by each Investor Group of any Health Safety and Environmental Committee or similar committee of the Board.  Each committee of the Board shall include at least one Director who is not an Investor Designee.  In the event that the Investor Parties (and/or their respective Affiliates) no longer constitute a group that beneficially owns more than fifty percent of the outstanding voting power of the Company, each Investor Group shall continue to have the right to designate at least one member of each committee of the Board for so long as may be permitted under applicable Law and Exchange governance standards; provided, however, an Investor Group shall cease to have such right to designate a committee member in the event that such Investor Group ceases to have the right to designate a Director pursuant to Section 2.1 of this Annex A.